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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                      HEALTH CARE PROPERTY INVESTORS, INC.
             (Exact name of registrant as specified in its charter)


               Maryland                                   33-0091377
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

   4675 MacArthur Court, 9th Floor
      Newport Beach, California                             92660
(Address of principal executive offices)                  (Zip Code)

                    SECURITIES TO BE REGISTERED PURSUANT TO
                           SECTION 12(b) OF THE ACT:

               8.70% Series B Cumulative Redeemable Preferred Stock
                     (Title of each class to be registered)

                            New York Stock Exchange
        (Name of each exchange on which each class is to be registered)

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
If this Form relates to the registration of a class of              If this Form relates to the registration of a class of
debt securities and is effective upon filing pursuant               debt securities and is to become effective
to General Instruction A(c)(1) please check the                     simultaneously with the effectiveness of a concurrent
following box.   [_]                                                registration statement under the Securities Act of
                                                                    1933 pursuant to General Instruction A(c)(2) please check the
                                                                    following box.   [_]
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                    SECURITIES TO BE REGISTERED PURSUANT TO
                           SECTION 12(g) OF THE ACT:

                                      None
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ITEM 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

          A description of the 8.70% Series B Cumulative Redeemable Preferred Stock (the "Series B Preferred Stock") to be registered hereunder is contained in the section entitled "Description of Preferred Stock" on pages 11 through 14 of the Prospectus included in the Registrant's Form S-3 Registration Statement, No. 333-57163, as filed on June 18, 1998, and as declared effective on June 30, 1998 by the Securities and Exchange Commission (the "Commission"), and as supplemented by the information in the section entitled "Description of Series B Preferred Stock" on pages S-18 through S-24 of the Prospectus Supplement dated September 1, 1998 and filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended. Such description is incorporated herein by reference.

ITEM 2.  Exhibits.
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          Exhibit
          Number             Description
          ------             -----------

          3.1 Articles of Restatement of the Registrant (Incorporated herein by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995).

          3.2 Amended and Restated Bylaws of Registrant (Incorporated herein by reference to Exhibit 3(ii) to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1995).

          3.3 Articles Supplementary classifying the Series B Cumulative Redeemable Preferred Stock.

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                                   SIGNATURE
                                   ---------

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

September 2, 1998             HEALTH CARE PROPERTY INVESTORS, INC.
                              ("Registrant")


                              By:  /s/ Edward J. Henning
                                   ----------------------------------
                                    Edward J. Henning
                                    Senior Vice President, General Counsel
                                    and Corporate Secretary

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